UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2022

Griffin Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
Sublease
On March 25, 2022, Griffin Realty Trust, Inc. (the “Registrant”) executed a sublease agreement (the “Sublease”) with Griffin Capital Company, LLC (“GCC”) for the building located at 1520 E. Grand Ave, El Segundo, CA (the “Building”) which is the location of the Registrant’s corporate headquarters. The Building is part of a campus that contains other buildings and parking (the “Campus”). The Sublease also entitles Registrant to use certain common areas on the Campus. The Campus is owned by GCPI, LLC (“GCPI”), and the Building is master leased by GCPI to GCC. GCC is the sublessor under the Sublease. The Registrant’s Executive Chairman is affiliated with GCC and GCPI.
The Sublease provides for initial monthly base rent of $45,227, subject to annual escalations of 3% commencing on April 21, 2022, as well as additional rent for certain operating expenses for the Building and portions of the Campus. The term of the Sublease expires on June 30, 2024, with an optional five-year extension at the election of the Registrant. The Registrant may terminate the Sublease at any time prior to June 30, 2024, upon 12 months’ prior notice.
Amendment to Administrative Services Agreement
On March 30, 2022, the Registrant and certain of its subsidiaries entered into a letter agreement (the “Letter Agreement”) with GCC and Griffin Capital, LLC (“GC LLC”) to amend that certain Administrative Services Agreement dated December 14, 2018, among such parties (as amended, the “Administrative Services Agreement”). Pursuant to the Administrative Services Agreement, GCC and GC LLC have been charging Registrant for certain operational and administrative services which included charging Registrant for use of the Building. The Letter Agreement amends the Administrative Services Agreement to, among other things, eliminate (i) the charges for the Building given the execution of the Sublease, and (ii) the majority of services previously provided.
The foregoing summary is qualified in its entirety by reference to the terms of the Sublease and the Letter Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Sublease executed March 25, 2022, by and between Griffin Capital Company, LLC and Griffin Realty Trust, Inc.*
10.2
Letter Agreement dated March 30, 2022, by and among Griffin Capital Company, LLC, Griffin Capital, LLC, Griffin Realty Trust, Inc., GRT OP, L.P., Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Real Estate Company, LLC.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Realty Trust, Inc.

Date: March 31, 2022	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer